Exhibit 99.2

Hunt Global Resources, Inc. Announces Michael Horne as New CFO

HOUSTON--(BUSINESS WIRE)-- Hunt Global Resources Inc. (OTCBB: “HGCO”) announced today that it has appointed Michael Horne as CFO, effective March 1, 2011.

Mr. Horne has over 30 years experience in financial manufacturing controls and processes including CFO of Traxis Group (a billion dollar transportation entity) and as COO of Bluebird School Bus. Mr. Horne held a senior executive financial position overseeing a multi-billion dollar organization within Visteon Corporation and a senior financial position early in his career within Ford Motor Company. He brings extensive M&A experience from his years at Cerberus Capital. Prior to joining Hunt, Mr. Horne was an advisory consultant to Carbon Green Inc., where he provided oversight of the day-to-day operations, financial reporting and capital funding services. Mr. Horne holds a Bachelors & Master of Business Administration in Finance from the University of Notre Dame.

“We are pleased to take another step in strengthening Hunt Global Resources’ executive management,” said George Sharp, CEO of Hunt Global Resources Inc. “Today’s announcement comes on the coattails of the announcement we made yesterday between Hunt Global & Carbon Green NA. Michael joins us directly from Carbon Green, Inc. and brings with him the critical knowledge & experience to help position Hunt as a worldwide leader in natural resources & recycled scrap tire technologies. I’m confident that the management team we’re assembling possesses everything it will take to elevate Hunt Global to the next level.”

About Hunt Global Resources, Inc.

Hunt Global Resources, Inc. (OTCBB:  HGCO.OB) is a natural resource company focusing on specialty sands as well as the production of cleaner burning industrial oil technologies and renewable energy. The Company’s current holdings include the mining rights to 350 acres containing high-grade sand and gravel deposits. The site contains approximately 41 million tons of sand, with over 50% earmarked for frac sand. Additionally, the Company’s holdings include a state-of-the-art 40 million gallon industrial biofuels manufacturing plant located near the Houston ship channel, uniquely positioned with proprietary technology for providing biofuel for the industrial boiler, maritime, heating oil and power generation sectors. The Company plans to utilize the plant’s excess resources and capacity to support a frac sand resin coating operation.

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Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

PR Financial Marketing, LLC for Hunt Global Resources Inc.
Investor Relations
Jim Blackman, 713-256-0369
Jim@prfmonline